CHARTING A COURSE

                               THE SOMERSET GROUP, INC.

                                  1997 ANNUAL REPORT






































                                 Table of Contents

                  		Brief History		                               					3

		                  Letter to the Shareholders		                   				4

                   	Our Mission	                                 						6

                  		Financial Highlights                        						10

		                  Selected Financial Data	                     					11

		                  Management's Discussion and Analysis          				12

		                  Independent Auditors' report	                 				17

		                  Consolidated Statements of Income	            				18

		                  Consolidated Balance Sheets	                  				19

		                  Consolidated Statements of Cash Flows	         			20

		                  Consolidated Statements of Shareholders' Equity			21

		                  Statement of Management Responsibility	         		22

		                  Notes to Consolidated Financial Statements    				23

		                  Summarized Consolidated Financial Statements
	                     		of First Indiana Corporation	              			35

		                  Board of Directors	                          					38

		                  Operating Companies and Management	            			39
















                                       SOMERSET

                                A POINT OF NAVIGATION



	The waters off the coast of western England were dreaded by sailors for hundreds of years. Dense fogs, icy storms and swirling tides tested one's seamanship, and even the most experienced crew with the best-laid course could never be assured where they would end up. Or if they would end up anywhere at all. Loose timbers from sunken ships littered the coastline, testament to the luck required to make a life from the sea.

	But on that rocky coast was a seemingly charmed spot.  The coastal county of
Somerset, where the only safe harbors for hundreds of miles could be found.
Battered ships limped into small fishing villages where they could make repairs and adjust their headings.

	Somerset had no vanities to make it attractive, it was simply a place to find one's bearings and take on provisions.  And as such, it was given more prominent notation on ship's charts than its size would suggest.  It was rarely a destination.  More often, it was a vital point on a longer journey.